Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in the Registration Statement on Form S-1 of the iShares S&P GSCI Commodity-Indexed Trust and iShares S&P GSCI Commodity-Indexed Investing Pool LLC of our reports dated March 14, 2008, relating to the financial statements and the effectiveness of internal control over financial reporting, which appear in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

San Francisco, California

March 25, 2008